Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES
FOURTH QUARTER AND YEAR END RESULTS
Company Announces Settlements in Principle in Shareholder Litigation
and Certain Other Significant Legal Matters,
Provides Initial Guidance for Full-Year 2010 Results and Increases Quarterly Dividend
Fourth Quarter Highlights:
•	Increase in healthcare revenues from continuing contracts of 36.7% from the prior year quarter;
•	Increase in gross margin from continuing contracts to 10.6% of healthcare revenues in the quarter, from 8.2% in the prior year quarter;
•	Increase in Adjusted EBITDA to $8.7 million in the quarter, from $3.8 million in the prior year quarter;
•	Net loss of $236,000 in the quarter, due to settlement reached in principle in shareholder litigation;
•	Increase in pro forma net income to $4.3 million in the quarter, excluding after tax costs related to the shareholder litigation settlement in the quarter, from $1.3 million in the prior year quarter;
•	Cash and cash equivalents of $37.7 million at December 31, 2009;
•	No debt outstanding at December 31, 2009; and
•	Increase in quarterly dividend of 20%.
BRENTWOOD, Tennessee (March 2, 2010) — America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2009, and announced settlements in principle in shareholder litigation and other significant legal matters, provided its initial guidance for full-year 2010 results and increased its quarterly dividend.
Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of America Service Group, said, “We are extremely pleased with our performance in the fourth quarter. Our contract portfolio produced strong results, we were able to resolve several outstanding litigation matters, we had positive reserve development in professional liability claims, and we attained yet another record low level of days sales outstanding in accounts receivable. Though we lowered 2009 Adjusted EBITDA guidance in November, our full year results exceeded even our original guidance. 2010 is shaping up to be an exciting year with a very robust pipeline, including some key Greenfield opportunities.”
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
Income Statement Presentation Format as a Result of United States Generally Accepted Accounting Principles (“GAAP”) Related to Discontinued Operations
As noted in its 2008 annual report on Form 10-K, the Company is applying the discontinued operations provisions of GAAP to all service contracts that expire subsequent to January 1, 2002. In accordance with GAAP, the results of operations of contracts that expire, less applicable income taxes are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The GAAP accounting presentation as it relates to discontinued operations and the Company’s expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.
As a result of the application of GAAP related to discontinued operations, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.
Results for Fourth Quarter and Year Ended December 31, 2009
Healthcare revenues from continuing contracts for the fourth quarter of 2009 were $160.8 million, an increase of 36.7% over the prior year quarter. Healthcare revenues from continuing contracts for the year ended December 31, 2009, were $606.2 million, an increase of 25.0% over the prior year period. Total Revenues, which include revenues from continuing and discontinued contracts, for the fourth quarter of 2009 were $161.1 million, an increase of 32.9% from the prior year quarter. Total Revenues for the year ended December 31, 2009, were $610.5 million, an increase of 20.9% from the prior year period. The increase in both healthcare revenues from continuing contracts as well as Total Revenues from the prior year quarter and year ended December 31 is primarily due to the commencement of services on April 1, 2009, under the Company’s new contract with the State of Michigan Department of Corrections.
Healthcare expenses from continuing contracts for the fourth quarter of 2009 were $143.8 million, or 89.4% of healthcare revenues, as compared with $108.0 million, or 91.8% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2009, were $558.2 million, or 92.1% of healthcare revenues, as compared with $445.2 million, or 91.8% of healthcare revenues, in the prior year period. Healthcare expenses were reduced in the fourth quarter of 2009 by positive reserve development related to professional liability claims of $2.3 million. For the year ended December 31, 2009, healthcare expenses were negatively impacted by adverse reserve development related to professional liability claims of $3.2 million. Two professional liability claims incurred $3.8 million of adverse reserve development for the year ended December 31, 2009. These two claims have now been settled, one of which is subject to court affirmation. All other professional liability claims realized $504,000 of positive reserve development for the year ended December 31, 2009. Total adverse reserve development related to professional liability claims in the fourth quarter and year ended December 31, 2008, were $4.2 million and $6.3 million, respectively. Total Healthcare Expenses, which include expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the fourth quarter of
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
2009 were $144.1 million, or 89.5% of Total Revenues, as compared with $111.6 million, or 92.1% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2009, were $562.8 million, or 92.2% of Total Revenues, as compared with $464.0 million, or 91.9% of Total Revenues, in the prior year period. The increase in both healthcare expenses from continuing contracts as well as Total Healthcare Expenses from the prior year quarter and year ended December 31 is primarily due to the commencement of services on April 1, 2009, under the Company’s new contract with the State of Michigan Department of Corrections.
Gross margin from continuing contracts for the fourth quarter of 2009 was $17.0 million, or 10.6% of healthcare revenues, as compared with $9.6 million, or 8.2% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the year ended December 31, 2009, was $47.9 million, or 7.9% of healthcare revenues, as compared with $39.9 million, or 8.2% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2009 was $17.0 million, or 10.5% of Total Revenues, as compared with $9.6 million, or 7.9% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2009, was $47.7 million, or 7.8% of Total Revenues, as compared with $41.1 million, or 8.1% of Total Revenues, in the prior year period.
Selling, general and administrative expenses for the fourth quarter of 2009 were $8.7 million, or 5.4% of healthcare revenues, as compared with $6.2 million, or 5.3% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2009, were $30.0 million, or 4.9% of healthcare revenues, as compared with $27.0 million, or 5.6% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2009 incentive compensation plan of $1.6 million in the fourth quarter of 2009 due to the financial performance of the quarter. The Company has recorded accrued bonus expense of $2.7 million in the year ended December 31, 2009. This is compared with a reduction of $26,000 of accrued bonus expenses in the prior year quarter and $1.6 million of accrued bonus expense for the year ended December 31, 2008, respectively, related to the Company’s 2008 incentive compensation plan. Included in selling, general and administrative expenses is share-based compensation expense of $428,000 and $455,000 for the fourth quarters of 2009 and 2008, respectively, and $1.8 million and $2.0 million for the year ended December 31, 2009 and 2008, respectively. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the fourth quarter of 2009 were 5.1%, as compared with 4.8% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the year ended December 31, 2009, were 4.6%, as compared with 5.0% in the prior year period.
Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, the findings of which were reported in March 2006, for the quarters ended December 31, 2009 and 2008, were $7.3 million and $69,000, respectively, and for the year ended December 31, 2009 and 2008, were $8.4 million and $226,000, respectively. The expenses incurred in the fourth quarter and year ended December 31, 2009, are primarily due to the impact of the Company reaching a settlement in principle on February 19, 2010, regarding the shareholder litigation filed against the Company and certain individual defendants on April 6, 2006; an insurance settlement for $8.0 million entered into by the Company with its primary directors and officers liability (“D&O”) insurance carrier, previously disclosed by the Company on October 28, 2009; and legal expenses.
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
The settlement regarding the shareholder litigation, which is subject to final documentation as well as approval by the Court, provides for payment by the Company of $10.5 million and issuance by the Company of 300,000 shares of common stock and would lead to a dismissal with prejudice of all claims against all defendants in the litigation. The preliminary total value of the settlement, based upon the Company’s closing share price for its common stock of $15.42 per share on February 19, 2010, is approximately $15.1 million. The final value of the settlement will be determined based upon the Company’s closing share price at the time of final approval of the settlement by the Court. The settlement provides for price protection to the plaintiffs in the event the closing share price is below $14.65 per share at the time of final approval of the settlement by the Court. In such event, the Company would pay in cash the difference between the share value at the time of final approval and $14.65 per share.
In addition to its primary D&O carrier, the Company also maintains D&O insurance with an excess D&O carrier that provides for additional coverage of up to $5.0 million for losses in excess of $10.0 million. The Company has been and continues to be in discussions with its excess D&O carrier concerning the amount of their contribution to the settlement. To date, the excess D&O carrier has denied coverage of this matter.
Adjusted EBITDA for the fourth quarter of 2009 was $8.7 million, as compared with $3.8 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2009, was $19.5 million, as compared with $16.0 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses, including the shareholder litigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
Depreciation and amortization expense for the fourth quarter of 2009 was $873,000, as compared with $994,000 in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2009, was $2.8 million, as compared with $3.8 million in the prior year period.
Income from operations for the fourth quarter of 2009 was $148,000, as compared with $2.3 million in the prior year quarter. Income from operations for the year ended December 31, 2009, was $6.7 million, as compared with $6.5 million in the prior year period. Income from operations for the fourth quarter and year ended December 31, 2009, would have been $7.5 million and $15.1 million, respectively, excluding expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, including the shareholder litigation expenses discussed above.
Net interest income for the fourth quarter of 2009 was $31,000, as compared with net interest expense of $97,000 in the prior year quarter. Net interest expense for the year ended December 31, 2009, was $117,000, as compared with $722,000 in the prior year period.
Income from continuing operations before income taxes for the fourth quarter of 2009 was $179,000, as compared with $2.2 million in the prior year quarter. Income from continuing operations before income taxes for the year ended December 31, 2009, was $6.6 million, as compared with $5.8 million in the prior year period. Income from continuing operations before income taxes for the fourth quarter and year ended December 31, 2009, would have been $7.5 million and $15.0 million, respectively, excluding expenses related to the Company’s Audit Committee investigation into
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
certain matters at Secure Pharmacy Plus, LLC, including the shareholder litigation expenses discussed above.
The income tax provision for the fourth quarter of 2009 was $354,000, as compared with $1.0 million in the prior year quarter. The income tax provision for the year ended December 31, 2009, was $3.1 million, as compared with $2.6 million in the prior year period. The income tax provision for the fourth quarter and year ended December 31, 2009, would have been $3.2 million and $6.3 million, respectively, excluding the tax effect of expenses, at a normalized tax rate, related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, including the shareholder litigation expenses discussed above.
The loss from continuing operations after taxes for the fourth quarter of 2009 was $175,000, as compared with income from continuing operations after taxes of $1.2 million in the prior year quarter. Income from continuing operations after taxes for the year ended December 31, 2009, was $3.5 million, as compared with $3.2 million in the prior year period. Income from continuing operations after taxes for the fourth quarter and year ended December 31, 2009, would have been $4.3 million and $8.7 million, respectively, excluding after-tax expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, including the shareholder litigation expenses discussed above.
The loss from discontinued operations, net of taxes, for the fourth quarter of 2009 was $61,000, as compared with $1,000 in the prior year quarter. The loss from discontinued operations, net of taxes, for the year ended December 31, 2009, was $209,000, as compared with income from discontinued operations, net of taxes, of $641,000 in the prior year period.
The net loss for the fourth quarter of 2009 was $236,000, as compared with net income of $1.2 million in the prior year quarter. Net income for the year ended December 31, 2009, was $3.3 million, as compared with $3.8 million in the prior year period. Net income for the fourth quarter and year ended December 31, 2009, would have been $4.3 million and $8.5 million, respectively, excluding after-tax expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC, including the shareholder litigation expenses discussed above.
In June 2008, the FASB issued guidance which clarifies that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and should be included in the computation of earnings per share under the “two class” method. The “two class” method allocates undistributed earnings between common shares and participating securities. Based on this clarification, the Company has determined that its unvested restricted stock awards are considered participating securities for purposes of calculating earnings per share. The modified guidance became effective for the Company on January 1, 2009, and the Company is required to retrospectively apply the modified guidance to any prior periods presented.
Net income (loss) available to common shareholders represents the Company’s net income (loss) excluding any amounts required to be allocated to unvested restricted shares for purposes of calculating earnings per share. The Company has prepared its current period earnings per share calculations and retrospectively revised its prior period calculations to exclude net income allocated to these unvested restricted stock awards. Basic and diluted income from continuing operations per share decreased by $0.01 for the year ended December 31, 2008.
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
The net loss available to common shareholders for the fourth quarter of 2009 was $236,000, or $0.03 per basic and diluted common share, as compared with net income available to common shareholders of $1.1 million, or $0.12 per basic and diluted common share, in the prior year quarter. Net income available to common shareholders for the year ended December 31, 2009, was $3.2 million, or $0.36 and $0.35 per basic and diluted common share, respectively, as compared with $3.8 million, or $0.41 per basic and diluted common share, in the prior year period.
Cash and cash equivalents were $37.7 million at December 31, 2009, as compared with $35.6 million at September 30, 2009, and $24.9 million at December 31, 2008. There was no debt outstanding at December 31, 2009, September 30, 2009 or December 31, 2008. Days sales outstanding in accounts receivable were 25 days at December 31, 2009, as compared with 29 days at September 30, 2009, and 31 days at December 31, 2008. Net cash provided by operating activities for the fourth quarter of 2009 was $8.5 million, as compared with $11.9 million in the prior year quarter. Net cash provided by operating activities for the year ended December 31, 2009, was $24.5 million, as compared with $28.8 million in the prior year period. Included in net cash provided by operating activities for the year ended December 31, 2009, is the Company’s receipt of an $8.0 million insurance settlement, net of expenses, previously paid by the insurance carrier, as discussed above.
Declaration of Quarterly Dividend
On March 1, 2010, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share on the Company’s common stock for the 2010 first quarter. This is an increase from the prior quarterly cash dividend of $0.05 per share. The dividend will be paid on April 13, 2010, to shareholders of record on March 23, 2010.
Stock Repurchase Program
On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. On July 28, 2009, the Company’s Board of Directors authorized the extension of the stock repurchase program by two years through the end of 2011. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.
The Company repurchased and retired 350,000 shares of its common stock under the stock repurchase program during the fourth quarter of 2009 for approximately $4.7 million. Since the inception of the repurchase program, the Company has repurchased and retired 858,350 shares of its common stock under the repurchase program for approximately $10.6 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.
The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.
As of March 1, 2010, the Company had approximately 8.9 million shares outstanding.
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
Initial 2010 Guidance
The Company’s initial guidance for estimated full-year 2010 results and a comparison with actual full-year 2009 results are summarized below:

	Initial Guidance	Actual
	For Full Year	Full Year
	2010 Results	2009 Results
Total Revenues (1)	$635.0 — $645.0 million	$610.5 million
Healthcare expenses (2)	$583.3 — $593.3 million	$562.9 million
Gross margin (2)	$51.7 million	$47.6 million
Selling, general and administrative expenses (3)	$30.6 million	$30.0 million
Audit Committee investigation and related expenses	$0.5 million	$8.4 million
Depreciation, amortization and interest expense (1)	$3.1 million	$2.9 million
Pre-tax income (1)(2)(3)	$17.5 million	$6.3 million
Income tax provision (1)	$7.4 million	$3.0 million
Net income	$10.1 million	$3.3 million
Net income available to common shareholders for purposes of calculating earnings per share	$9.8 million	$3.2 million
Weighted average common shares outstanding — diluted	9.1 million	9.0 million
Net income available to common shareholders per common share — diluted	$1.08	$0.35
Pro forma net income (4)	$10.4 million	$8.5 million

(1)	From continuing and discontinued contracts.

(2)	From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2010 and $0.1 million actual for 2009.

(3)	Including share-based compensation expense allocated to selling, general and administrative expenses of $1.8 million estimated for 2010 and $1.8 million actual for 2009.

(4)	Adjusted for the after tax impact of Audit Committee investigation and related expenses, including shareholder litigation expenses.
Consistent with past practice, the Company’s guidance for full year 2010 results does not consider the impact of any contracts with potential new customers that have not yet been signed. Contracts currently in operation are included in the guidance for full year 2010 results through the end of the year, unless the Company has previously been notified otherwise by the client.
Conference Call
A listen-only simulcast and replay of America Service Group’s fourth quarter 2009 results conference call will be available online at www.asgr.com or www.earnings.com on March 3, 2010, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information and other information concerning the Company can be found on the Company’s website.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.
The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2010 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
•	whether or not government agencies continue to privatize correctional healthcare services;
•	risks arising from governmental budgetary pressures and funding;
•	the possible effect of adverse publicity on the Company’s business;
•	increased competition for new contracts and renewals of existing contracts;
•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
•	the Company’s ability to limit its exposure for inmate medical costs, catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
•	the Company’s ability to maintain and continually develop information technology and clinical systems;
•	the outcome or adverse development of pending litigation, including professional liability litigation;
•	the Company’s determination whether to continue the payment of quarterly cash dividends, and if so, at the current amount;
•	the Company’s determination whether to repurchase shares under its stock repurchase program;
•	the Company’s dependence on key management and clinical personnel;
•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
•	risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
•	the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results;
•	the Company’s ability to expand its products beyond its traditional correctional health client base; and
•	the risk that recent legal settlements, including settlement in principle of the shareholder litigation, are not approved by the respective courts.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,
		%of		%of
	2009	Revenue	2008	Revenue
Healthcare revenues	$160,842	100.0	$117,621	100.0
Healthcare expenses	143,793	89.4	108,017	91.8

Gross margin	17,049	10.6	9,604	8.2
Selling, general and administrative expenses	8,721	5.4	6,248	5.3
Audit Committee investigation and related expenses	7,307	4.5	69	0.1
Depreciation and amortization	873	0.6	994	0.9

Income from operations	148	0.1	2,293	1.9
Interest expense (income)	(31)	—	97	—

Income from continuing operations before income tax provision	179	0.1	2,196	1.9
Income tax provision	354	0.2	1,042	0.9

Income (loss) from continuing operations	(175)	(0.1)	1,154	1.0
Loss from discontinued operations, net of taxes	(61)	—	(1)	—

Net income (loss)	$(236)	(0.1)	$1,153	1.0

Net income (loss) available to common shareholders for purposes of calculating earnings per share	$(236)	(0.1)	$1,124	1.0

Income (loss) available to common shareholders per common share — basic:
Continuing operations	$(0.02)		$0.12
Discontinued operations, net of taxes	(0.01)		—

Net income (loss) available to common shareholders per common share	$(0.03)		$0.12

Income (loss) available to common shareholders per common share — diluted:
Continuing operations	$(0.02)		$0.12
Discontinued operations, net of taxes	(0.01)		—

Net income (loss) available to common shareholders per common share	$(0.03)		$0.12

Weighted average common shares outstanding:
Basic	8,775		9,071

Diluted	8,843		9,074

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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Year Ended December 31,
		%of		%of
	2009	Revenue	2008	Revenue
Healthcare revenues	$606,176	100.0	$485,022	100.0
Healthcare expenses	558,228	92.1	445,152	91.8

Gross margin	47,948	7.9	39,870	8.2
Selling, general and administrative expenses	29,972	4.9	27,045	5.6
Corporate restructuring expenses	—	—	2,255	0.5
Audit Committee investigation and related expenses	8,413	1.4	226	—
Depreciation and amortization	2,832	0.5	3,797	0.8

Income from operations	6,731	1.1	6,547	1.3
Interest expense, net	117	—	722	0.1

Income from continuing operations before income tax provision	6,614	1.1	5,825	1.2
Income tax provision	3,123	0.5	2,632	0.5

Income from continuing operations	3,491	0.6	3,193	0.7
Income (loss) from discontinued operations, net of taxes	(209)	(0.1)	641	0.1

Net income (loss)	$3,282	0.5	$3,834	0.8

Net income (loss) available to common shareholders for purposes of calculating earnings per share	$3,176	0.5	$3,759	0.8

Income (loss) available to common shareholders per common share — basic:
Continuing operations	$0.38		$0.34
Discontinued operations, net of taxes	(0.02)		0.07

Net income available to common shareholders per common share	$0.36		$0.41

Income (loss) available to common shareholders per common share — diluted:
Continuing operations	$0.38		$0.34
Discontinued operations, net of taxes	(0.03)		0.07

Net income available to common shareholders per common share	$0.35		$0.41

Weighted average common shares outstanding:
Basic	8,917		9,144

Diluted	8,959		9,153

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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Dec. 31,	Dec. 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$37,655	$24,855
Accounts receivable: healthcare and other, less allowances	44,629	41,007
Inventories	2,929	2,933
Prepaid expenses and other current assets	16,754	12,987
Current deferred tax assets	9,252	5,333

Total current assets	111,219	87,115
Property and equipment, net	9,447	6,442
Goodwill	40,772	40,772
Contracts, net	1,937	2,217
Other intangibles, net	—	154
Other assets	11,837	5,183

Total assets	$175,212	$141,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,393	$19,570
Accrued medical claims liability	22,358	14,743
Accrued expenses	62,895	36,466
Deferred revenue	13,385	8,052

Total current liabilities	114,031	78,831
Noncurrent portion of accrued expenses	15,481	17,146
Noncurrent deferred tax liabilities	3,727	1,860

Total liabilities	133,239	97,837

Stockholders’ equity:
Common stock	89	93
Additional paid-in capital	33,608	38,047
Retained earnings	8,276	5,906

Total stockholders’ equity	41,973	44,046

Total liabilities and stockholders’ equity	$175,212	$141,883

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ASGR Announces Fourth Quarter and Year-End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended Dec. 31,
	2009	2008
Cash Flows from Operating Activities
Net income	$3,282	$3,834
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,842	3,841
Loss on retirement of fixed assets	32	81
Finance cost amortization	114	40
Deferred income taxes	(1,908)	2,640
Share-based compensation expense	1,822	2,813
Excess tax benefits from share-based compensation expense	(144)	(51)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,622)	21,656
Inventories	4	66
Prepaid expenses and other current assets	(3,767)	(2,260)
Other assets	(6,767)	3,958
Accounts payable	(4,177)	(694)
Accrued medical claims liability	7,615	(7,441)
Accrued expenses	23,865	4,286
Deferred revenue	5,333	(3,944)

Net cash provided by operating activities	24,524	28,825

Cash Flows from Investing Activities
Capital expenditures	(4,547)	(3,384)

Net cash used in investing activities	(4,547)	(3,384)

Cash Flows from Financing Activities
Net borrowings on line of credit	—	(7,500)
Share repurchases	(8,270)	(2,374)
Restricted stock repurchased from employees for employees’ tax liability	(177)	—
Excess tax benefits from share-based compensation expense	144	51
Dividends on common stock	(912)	—
Issuance of common stock	319	235
Exercise of stock options	1,719	33

Net cash used in financing activities	(7,177)	(9,555)

Net increase in cash and cash equivalents	12,800	15,886
Cash and cash equivalents at beginning of period	24,855	8,969

Cash and cash equivalents at end of period	$37,655	$24,855

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ASGR Announces Fourth Quarter and Year End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Healthcare revenues	$239	$3,576	$4,288	$20,067
Healthcare expenses	341	3,565	4,631	18,941

Gross margin	(102)	11	(343)	1,126
Depreciation and amortization	1	13	9	44

Income (loss) from discontinued operations before income taxes	(103)	(2)	(352)	1,082
Income tax provision (benefit)	(42)	(1)	(143)	441

Income (loss) from discontinued operations, net of taxes	$(61)	$(1)	$(209)	$641

AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)
This release contains certain financial information not derived in accordance with GAAP. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.
ADJUSTED EBITDA
The Company defines Adjusted EBITDA as earnings before interest expense or income, income taxes, depreciation, amortization, corporate restructuring expenses, Audit Committee investigation expenses, including shareholder litigation expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.
Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.
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ASGR Announces Fourth Quarter and Year End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$(236)	$1,153	$3,282	$3,834
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(41)	12	(134)	485
Income tax provision	354	1,042	3,123	2,632
Interest expense (income)	(31)	97	117	722
Depreciation and amortization	873	994	2,832	3,797
Corporate restructuring expenses	–	–	–	2,255
Audit Committee investigation and related expenses	7,307	69	8,413	226
Share-based compensation expense included in healthcare expenses	16	12	53	71
Share-based compensation expense included in selling, general and administrative expenses	428	455	1,769	2,027

Adjusted EBITDA	$8,670	$3,834	$19,455	$16,049

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN
The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.
The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of GAAP, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.
RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Healthcare revenues	$160,842	$117,621	$606,176	$485,022
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	239	3,576	4,288	20,067

Total Revenues	$161,081	$121,197	$610,464	$505,089

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ASGR Announces Fourth Quarter and Year End Results

March 2, 2010
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited, in thousands)
RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Healthcare expenses	$143,793	$108,017	$558,228	$445,152
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	341	3,565	4,631	18,941
Share-based compensation expense included in healthcare expenses	(16)	(12)	(53)	(71)

Total Healthcare Expenses	$144,118	$111,570	$562,806	$464,022

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Gross margin	$17,049	$9,604	$47,948	$39,870
Gross margin included in income (loss) from discontinued operations, net of taxes	(102)	11	(343)	1,126
Share-based compensation expense included in gross margin	16	12	53	71

Total Gross Margin	$16,963	$9,627	$47,658	$41,067

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